UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2017

RPX Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35146	26-2990113
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Market Plaza
Suite 800
San Francisco, CA 94105
(Address of principal executive offices, including zip code)
(866) 779-7641
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 6, 2017, RPX Corporation (the “Company”) issued a press release announcing its preliminary financial results for the fourth quarter ended December 31, 2016. The full text of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In response to the request of the Board of Directors of the Company (the “Board”), John A. Amster tendered his resignation as President and Chief Executive Officer of the Company and as a member of its Board of Directors on February 5, 2017. The decision of the Board to seek Mr. Amster’s resignation was a result of Mr. Amster’s request that the Board commence a process to sell the Company in a going-private transaction. While the Board, consistent with its fiduciary duties, will review and assess any bona fide proposal, the Board recently conducted a review of the Company’s prospects and opportunities and disagrees with Mr. Amster’s views on this matter. Rather, the Board believes that unrealized potential for the Company’s prospects can be achieved under new leadership and is confident in the Company’s standalone opportunities.

Effective February 5, 2017, the Board of Directors of the Company appointed Martin E. Roberts, who has been General Counsel of the Company since October 2010, as Interim Chief Executive Officer (principal executive officer) of the Company. Prior to joining RPX in 2010, Mr. Roberts, age 56, served as General Counsel of Linden Research, Inc. where he was responsible for managing the legal department and advising the company’s board and management on legal issues and corporate governance matters. Before joining Linden Research, he was Deputy General Counsel of eBay Inc., where he managed regulatory affairs and legal operations.

On February 6, 2017, the Company issued a press release announcing the departure of Mr. Amster and the appointment of Mr. Roberts. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
17.1	Letter of Resignation of John A. Amster dated February 5, 2017
99.1	Press release issued by RPX Corporation dated February 6, 2017

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPX Corporation

By:	/s/ MARTIN E. ROBERTS
Martin E. Roberts
Interim Chief Executive Officer

Dated: February 6, 2017

Exhibit Index

Exhibit No.	Description
17.1	Letter of Resignation of John A. Amster dated February 5, 2017
99.1	Press release issued by RPX Corporation dated February 6, 2017